UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VENTIV HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 7, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Ventiv Health, Inc. (the “Company”), which will be held at the Hilton New York, 1335 Avenue of the Americas, New York, NY 10019, on June 16, 2004 at 3:00 p.m., EST.

Enclosed are the Notice of Annual Meeting, the Proxy Statement and the Company’s 2003 Annual Report. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket.

If you are unable to attend the Annual Meeting in person, you may listen to the proceedings through the Internet. To listen to the live webcast, please log on at www.ventiv.com in the “Investor Relations” section of the website. The webcast will begin at 3:00 p.m., EST, and will remain on the Company’s website for one year. The webcast will permit stockholders to listen to the Annual Meeting but will not provide for the ability to vote or present any stockholder proposals.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing, dating and mailing the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

On behalf of the Board of Directors and the employees of Ventiv Health, Inc., I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

Eran Broshy

Chief Executive Officer

VENTIV HEALTH, INC.

200 Cottontail Lane

Vantage Court North

Somerset, New Jersey 08873

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2004

May 7, 2004

To Our Stockholders:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Ventiv Health, Inc. (the “Company”) to be held at Hilton New York, 1335 Avenue of the Americas, New York, NY 10019 on June 16, 2004, at 3:00 p.m., EST, for the following purposes:

1.	To elect six (6) directors of the Company;

2.	To amend the Company’s 1999 Stock Incentive Plan to increase the shares available for issuance by 2.4 million shares and to provide for the issuance of restricted stock units;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2004; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 26, 2004 will be entitled to notice of, and to vote at, the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD. AN ADMISSION CARD IS INCLUDED IF YOU ARE A STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD IN STREET NAME, AN ADMISSION CARD IN THE FORM OF A LEGAL PROXY WILL BE SENT TO YOU BY YOUR BROKER. IF YOU DO NOT RECEIVE THE LEGAL PROXY IN TIME, YOU WILL BE ADMITTED TO THE ANNUAL MEETING BY SHOWING YOUR MOST RECENT BROKERAGE STATEMENT VERIFYING YOUR OWNERSHIP OF COMMON STOCK AS OF THE RECORD DATE.

By Order of the Board of Directors,

John R. Emery

Secretary

VENTIV HEALTH, INC.

200 Cottontail Lane

Vantage Court North

Somerset, New Jersey 08873

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2004

PROXY STATEMENT

GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ventiv Health, Inc. (the “Company” or “Ventiv”) for use at the 2004 Annual Meeting of Stockholders to be held at the Hilton New York, 1335 Avenue of the Americas, New York, NY 10019 on June 16, 2004, at 3:00 p.m., EST. The proposals to be acted upon are set forth in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

This Proxy Statement and the enclosed proxy are first being mailed to the Company’s stockholders on or about May 7, 2004. The Company is mailing its Annual Report to Stockholders for the year ended December 31, 2003, along with this Proxy Statement and the enclosed proxy. The 2003 Annual Report to Stockholders does not form any part of the materials for the solicitation of proxies.

Record Date and Share Ownership

Stockholders of record at the close of business on April 26, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. At the Record Date, 23,462,264 shares of our Common Stock, par value $0.001 per share (“Common Stock”), were issued and outstanding.

Revocability of Proxies

A stockholder who has given a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, NJ, 08873, Attention: Corporate Secretary.

Costs of Proxy Solicitation

The Company will pay the cost of all proxy solicitations. In addition to the solicitation of proxies by mail, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, telecopy and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Also, the Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

Voting

Each stockholder of record will be entitled to one vote for each share of Common Stock held of record as of the Record Date. Stockholders of record as of the Record Date may vote in person at the Annual Meeting or by proxy using the enclosed proxy card. Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope whether or not they plan to attend the Annual Meeting to ensure that all votes are counted. As stated above, stockholders who have voted by proxy may still attend the Annual Meeting and vote in person.

If instructions are not given, proxies will be voted “FOR” election of each nominee for director named herein and each of the other proposals described herein. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Shares held through a broker or other nominee that is a member organization of the New York Stock Exchange (“NYSE”) or the National Association of Securities Dealers, Inc. (the “NASD”) will only be voted on Proposal 2 (amendment of the Company’s 1999 Stock Incentive Plan) if the beneficial owner has provided specific voting instructions to the broker or other nominee holding such shares to vote such shares on that proposal.

Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Except for the matters discussed in this Proxy Statement and reflected in the proxy, management is not aware of any other matters which are likely to be brought before the Annual Meeting. If any such matters properly come before the Annual Meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

Under our by-laws, directors are elected by plurality, which means that the six persons for whom the highest numbers of votes are cast will be elected as directors. Proposals 2 (amendment of the Company’s 1999 Stock Incentive Plan) and 3 (ratification of the appointment of the independent auditors) are subject to approval by a majority of the votes cast with respect to the particular matter.

Quorum; Abstentions; Broker Non-Votes

Our Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes and abstentions are not counted toward votes cast and therefore have no effect on any proposal, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The NYSE has issued regulations prohibiting brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on such proposals without specific instructions from beneficial holders.

BOARD OF DIRECTORS

Biographical Information

The Board of Directors (the “Board”) presently consists of six members. If elected, each of the directors will serve for a one-year term expiring at the 2005 Annual Meeting or at the earlier of his resignation or removal. The Board of Directors has nominated the following six incumbent directors for election to the Board: Daniel M. Snyder, Eran Broshy, Fred Drasner, A. Clayton Perfall, Donald Conklin and John R. Harris. Certain additional information regarding each of the foregoing nominees, as of April 26, 2004, is set forth below.

Name and present position, If any, with the Company	Biography
Daniel M. Snyder, Chairman of the Board

Daniel M. Snyder, 39, has served as the Chairman of the Board of Directors of the Company since October 2001 and previously served as Co-Chairperson since Ventiv’s separation from Snyder Communications, Inc. in September 1999. Mr. Snyder is the Owner and Chairman of the Washington Redskins football team. Mr. Snyder was Chairman and a founder of Snyder Communications, Inc. and served as Chief Executive Officer of Snyder and its predecessors from 1987 to September 2000. Mr. Snyder is a member of the Board of Directors of McLeodUSA Incorporated.

Eran Broshy, Director, Chief Executive Officer

Eran Broshy, 45, has served as a director and the Chief Executive Officer of the Company since Ventiv’s separation from Snyder Communications, Inc. in September 1999. Prior to joining Ventiv, Mr. Broshy spent 14 years with the Boston Consulting Group, and most recently served as the partner responsible for the firm’s North American healthcare practice. From 1998 to 1999, Mr. Broshy served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy is a member of the Board of Directors of Neurogen Corporation.

Fred Drasner, Director

Fred Drasner, 61, has been a director of the Company since September 1999. Mr. Drasner has been Chief Executive Officer of Daily News, L.P. and Co-Publisher of the New York Daily News, since 1993. Mr. Drasner also serves as the co-Chairman of U.S. News & World Report, Chairman of Applied Graphics Technologies, Inc. (“AGT”), and Chairman of Applied Printing Technologies. Mr. Drasner is also Co-Owner of the Washington Redskins football team.

Name and present position, If any, with the Company	Biography

A. Clayton Perfall, Director

A. Clayton Perfall, 45, has been a director of the Company since Ventiv’s separation from Snyder Communications, Inc. in September 1999. He currently serves as Chief Executive Officer of AHL Services, Inc. a non-pharmaceutical, outsourced sales and marketing company. Prior to taking this position in October 2001, Mr. Perfall served as Chief Executive Officer of Convergence Holdings, Corp. Prior to taking this position in January 2001, Mr. Perfall served as the Chief Financial Officer and a director of Snyder Communications, Inc. from 1996 to September 2000. Prior to joining Snyder Communications, Inc., Mr. Perfall spent fifteen years with Arthur Andersen LLP.

Donald Conklin, Director

Donald Conklin, 67, has been a director of the Company since September 1999. Prior to joining the Company’s Board, Mr. Conklin worked for 37 years with Schering-Plough Corporation. He was President of the worldwide pharmaceutical operations for 10 years and Chairman of its Health Care Products division for two years. Mr. Conklin is a member of the Board of Directors of Alfa Cell, Inc.

John R. Harris, Director

John R. Harris, 55, has been a director of the Company since May 2000. Mr. Harris currently serves as Chief Executive Officer of Applied Graphics Technologies Inc., a digital content management company. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. He was Chairman and Chief Executive Officer of Ztango, Inc. from 1999 to 2001. Mr. Harris previously spent 25 years with Electronic Data Systems, during which he held a variety of executive leadership positions including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries and later served as Corporate Vice President, Marketing & Strategy. Mr. Harris is a member of the Board of Directors of Applied Graphic Technologies Inc., Delinea Corporation and PTEK Holdings, Inc.

Functions and Meetings of the Board of Directors

Corporate Governance

Overview.    The Board of Directors implemented numerous corporate governance enhancements in 2003 and 2004 to further strengthen the Board of Directors’ capacity to oversee the Company and to serve the long-term interests of all stockholders.

Director Independence and Executive Sessions of Independent Directors.    In March 2004, the Board of Directors undertook a review of director independence and determined that five of its six directors satisfy the director independence criteria recently adopted by the NASD. Daniel M. Snyder, Fred Drasner, A. Clayton Perfall, Donald Conklin and John R. Harris were determined to be “independent” within the meaning of NASD Rule 4200(a)(15). Eran Broshy, who is the Chief Executive Officer of the Company, was not deemed independent. The Board has determined that its independent members will meet in executive session no less than two times per year in conjunction with regularly scheduled Board meetings.

Communicating with the Board of Directors.    The Board provides a process for stockholders to send communications to the Board or any individual director. Stockholders may send written communications to the Board or any director c/o Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873.

Director Attendance at Annual Meetings.    The Company has adopted a policy that strongly encourages, but does not require, directors to attend each Annual Meeting, subject to exigent or unforeseeable circumstances that may prevent such attendance. Two directors attended the Company’s 2003 Annual Meeting, which preceded the adoption of this policy.

Code of Business Conduct and Ethics.    The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The code can be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.ventiv.com. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Board Meetings

The Board of Directors held seven meetings or teleconference calls during 2003. No director attended fewer than 75% of the aggregate of the total of Board and Committee meetings during the past year.

Committees of the Board

Audit Committee

The Audit Committee is comprised of Messrs. Perfall (Chairman), Conklin and Harris. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as the audits of the financial statements of the Company. See “Report of Audit Committee” below. The Board has determined that all members of the Audit Committee are independent directors, and otherwise satisfy the requirements for service on the Audit Committee, under the rules of the Securities and Exchange Commission (the “SEC”) and the NASD. The Board has determined that Mr. Perfall qualifies as an “audit committee financial expert” as defined by the rules of the SEC. A copy of the current Audit Committee charter is attached to this Proxy Statement as Appendix A. The Audit Committee held seven meetings or teleconference calls in 2003.

Compensation Committee

The Compensation Committee is comprised of Messrs. Drasner (Chairman) and Conklin. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. See “Compensation Committee Report on Executive Compensation” below. The Compensation Committee charter can be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.ventiv.com. The Board has determined that each member of the Compensation Committee is an independent director under the rules of the NASD. The Compensation Committee held three meetings in 2003.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Conklin (Chairman), Harris and Perfall. The responsibilities of the Nominating and Corporate Governance Committee include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance Committee charter can be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.ventiv.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the rules of the NASD. The Nominating and Corporate Governance Committee was formed in September 2003 and commenced formal meetings in 2004.

Board Criteria and Director Nomination Procedures.    The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements; having expertise and experience in areas pertinent to the Company’s business; having the time and, by personality, being effective in providing advice and guidance to the Company based on that expertise and experience, and being able to do so free of any recurrent conflict of interest; having reputations, both personal and professional, consistent with the image and reputation of the Company; and having high moral character. No candidate may be selected if the election of such candidate would cause the Board of Directors to consist of less than a majority of directors who are “independent” under NASD rules. In addition, at least one director willing to chair the Audit Committee must satisfy the definition of an “audit committee financial expert” as defined in the rules of the SEC. The Nominating and Corporate Governance Committee also believes that one or more directors should have a substantial background in marketing services, pharmaceuticals or related fields. These guidelines may be supplemented or varied by the committee as appropriate and concern only minimum qualifications. The committee expects also to look at other factors in making nominating decisions.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees includes reviewing the overall service of incumbent directors and making recommendations concerning their renomination and considering new candidates for the Board of Directors whenever the need to add a new Board Member arises. Possible candidates will be considered on a regular basis from all relevant sources and in selecting candidates the committee will examine information about the candidate, engage in internal discussions and interview candidates who warrant further consideration. Where there is a need, the Chairman of the Committee will initiate a search, seeking input from other members of the Committee, other Board members and senior management, and may hire a search firm. The Committee will conclude its process by making recommendations to the Board for nomination.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. All bona fide shareholder-recommended candidates will be considered on the same basis as other candidates. Any such nominations should be submitted to the Chairman of the Nominating and Corporate Governance Committee, c/o Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, and should include the following: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected); (b) whether the candidate qualifies as “independent” under NASD rules and for service on the Audit Committee under SEC rules; (c) the name and address of the recommending shareholder, as they appear on the Corporation’s books, and of any beneficial owner on whose behalf the recommendation is made; (d) the class and number of shares of the Company that are beneficially owned and held of record by such shareholder and any such beneficial owner; (e) information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the Company; and (f) whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the Company or to further personal interests or special interests not shared by shareholders at large.

Compensation of Directors

All non-management directors receive compensation of $35,000 per year plus $1,000 for attendance at each Board of Directors or Board Committee meeting or teleconference call. In addition, Board Committee Chairpersons receive additional annual compensation in the following amounts: Daniel M. Snyder (Chairman of the Board)—$15,000, Fred Drasner (Chairman of the Compensation Committee)—$15,000 and A. Clayton Perfall (Chairman of the Audit Committee)—$25,000. Eran Broshy is not additionally compensated for attending Board meetings or teleconference calls.

Option grants for directors are determined by the Compensation Committee from time to time. Non-management members of the Board of Directors have received options to purchase shares of Common Stock in the Company at the following dates and in the following amounts:

	Date	Number of Options
Daniel M. Snyder	September 1999 December 2002	150,000 150,000

Fred Drasner	September 1999 December 2002	100,000 100,000

A. Clayton Perfall	September 1999 December 2002	100,000 100,000

Donald Conklin	September 1999 December 2002	50,000 50,000

John R. Harris	May 2000 December 2002	50,000 50,000

Non-management directors’ options vest at a rate of 25% per year on the anniversary of the grant date, except for those options granted in December 2002, which vest at a rate of 25% per year from the anniversary of the date each individual was initially elected to the Board of Directors.

Indemnification

Limitation of Liability of Directors

Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees and agents of a Delaware corporation. The Company’s by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, the Company’s certificate of incorporation also limits the liability of directors of the Company for damages in derivative and third party lawsuits for breach of a director’s fiduciary duty except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction for which the director derived improper personal benefit.

The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission. The limitation of liability applies only to the acts or omission of directors as directors and does not apply to any such act or omission as an officer of the Company or to any liabilities imposed under federal securities law.

Insurance

Pursuant to a contract of insurance for the period beginning January 1, 2004 and ending on January 1, 2005, with XL Specialty Insurance Company, One Constitution Plaza, 16th floor, Hartford, CT 06103, the Company maintains a $20,000,000 directors’ and officers’ indemnification insurance policy providing indemnification for certain of the Company’s directors, officers, affiliates, partners and employees for certain liabilities. The annual premium for such insurance is $542,250. During 2003, no payments were received under the Company’s indemnification insurance.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information, to the knowledge of the Company, as of the Record Date (except as otherwise noted), with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers of the Company named in the Summary Compensation Table under “Executive Compensation,” and (iv) all directors and executive officers of the Company as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The number of shares beneficially owned by each person or group as of the Record Date includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after the Record Date. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 23,462,264 shares of Common Stock outstanding on the Record Date plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date.

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership	Percent of Class (2)
Daniel M. Snyder (3)	3,117,557	13.1%
Fred Drasner (4)	919,183	3.9%
A. Clayton Perfall (5)	200,000	*
Don Conklin (5)	100,000	*
John R. Harris (5)	100,000	*
Eran Broshy (6)	752,915	3.2%
John R. Emery (5)	100,000	*
Leonard J. Vicciardo (7)	7,447	*
Terrell G. Herring (5)	8,250	*
State of Wisconsin Investment Board (8)	2,147,100	9.2%
Mellon Financial Corporation (9)	1,168,457	5.0%
The TCW Group (10)	1,586,193	6.8%
All directors and executive officers as a group (9 persons)	5,305,352	21.3%

*	Denotes less than 1%.
(1)	Except as noted, the address for each such beneficial owner is c/o Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873
(2)	Based upon 23,462,264 shares of Common Stock outstanding as of the Record Date plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date.
(3)	Includes 300,000 shares of Common Stock issuable upon exercise of options. The address for Daniel M. Snyder is 21300 Redskin Park Drive, Ashburn, Virginia 20147.
(4)	Includes 200,000 shares of Common Stock issuable upon exercise of options. The address for Fred Drasner is 450 West 33rd Street, 3rd floor, New York, NY 10001
(5)	All shares reported comprise of Common Stock issuable upon exercise of options.
(6)	Includes 407,954 shares of Common Stock issuable upon exercise of options.
(7)	Includes 3,668 shares of Common Stock issuable upon exercise of options.
(8)	Ownership is as reported in Schedule 13G of State of Wisconsin Investment Board (“State of Wisconsin”), as amended, and is as of March 10, 2004. State of Wisconsin’s address is P.O. Box 7842, Madison, WI 53707.
(9)	Ownership is as reported in Schedule 13G of Mellon Financial Corporation (“Mellon”), as amended, and is as of February 5, 2004. Mellon’s address is One Mellon Center, Pittsburgh, Pennsylvania 15258.
(10)	Ownership is as reported in Schedule 13G of the TCW Group, Inc. (“TCW”), as amended, and is as of February 9, 2004. TCW’s address is 865 South Figueroa Street, Los Angeles, California, 90017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market System. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of the copies of such forms furnished to the Company and written representations from and communications with the Company’s executive officers, directors and greater than ten percent (10%) beneficial stockholders, the Company believes that during the year ended December 31, 2003, a number of transactions were not timely reported. Two transactions involved open market purchases of common stock and the remainder involved non-market transactions with the issuer such as option grants and exchanges pursuant to Ventiv’s option exchange offer conducted during 2002. The Company has developed new procedures to ensure improved compliance on an on-going basis, including compliance with the requirements of the Sarbanes-Oxley Act, and to the Company’s knowledge, all forms relating to transactions during 2004 have been timely filed.

The following is the number of late reports filed since the beginning of the fiscal year ended December 31, 2003 under Section 16(a) and the number of transactions reflected therein as not reported on a timely basis during such fiscal year or prior fiscal years by such executive officers and directors: Mr. Broshy filed two late reports which covered seven transactions; Mr. Emery filed two late reports which covered five transactions; Mr. Vicciardo filed two late reports which covered six transactions; Mr. Herring filed two late reports which covered five transactions and his Form 3 reporting position as of the date he became a Section 16 reporting person; Mr. Snyder filed one late report which covered one transaction; Mr. Perfall filed one late report which covered one transaction; Mr. Drasner filed one late report which covered one transaction; Mr. Harris filed one late report which covered one transaction; and Mr. Conklin filed one late report which covered one transaction. As previously noted, the Company has developed new procedures to ensure improved compliance on an on-going basis, including compliance with the requirements of the Sarbanes-Oxley Act, and to the Company’s knowledge, all forms relating to transactions during 2004 have been timely filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned for each of the last three completed fiscal years by (i) the person who served as the Corporation’s chief executive officer during the last completed fiscal year and (ii) the three most highly compensated officers of the Corporation other than the chief executive officer who were serving as executive officers at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Annual Compensation						Long-Term Compensation Awards		All Other Compensation
	Year	Salary		Bonus		Other Annual Compensation	Restricted Stock Award(s)($)	Securities Underlying Options / SARs
Eran Broshy Chief Executive Officer Ventiv Health, Inc.	2003 2002 2001	$ $ $	504,587 468,250 430,995	$ $	600,000 250,000 —	— — —	— — —	55,000 120,000 —	— — —

John R. Emery (1) Chief Financial Officer Ventiv Health, Inc.	2003 2002 2001	$ $ $	291,779 283,469 108,000	$ $ $	229,103 111,115 21,000	— — —	— — —	15,000 80,000 200,000	— — —

Leonard J. Vicciardo President Health Products Research	2003 2002 2001	$ $ $	289,626 281,190 273,000	$ $ $	290,000 100,000 181,500	— — —	— — —	15,000 80,000 52,000	— — —

Terrell G. Herring (2) President Ventiv Health Sales & Marketing	2003 2002 2001	$ $ $	291,187 260,556 175,266	$ $ $	410,098 153,000 51,705	— — —	$84,500 — —	20,000 135,000 38,000	— — —

(1)	Mr. Emery joined the Company in August 2001. Had Mr. Emery been employed by Ventiv Health, Inc. since the beginning of 2001, he would have received an annual salary of $270,000.
(2)	In December 2003, the Company granted Mr. Herring 10,000 shares of restricted Common Stock, which vest equally on the first two anniversaries of the date of grant. The restricted stock agreement prohibits Mr. Herring from transferring any of his restricted shares during these two years.

Option Grants in Fiscal 2003

The following table sets forth information with respect to option grants during fiscal 2003 to the individuals named in the Summary Compensation Table pursuant to the Company’s 1999 Stock Incentive Plan.

Name	Securities Underlying Options Granted (# of shares)	% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Eran Broshy	55,000	14.8%	$8.45	12/10/2013	$292,279	$740,692
John R. Emery	15,000	4.0%	$8.45	12/10/2013	$79,712	$202,007
Leonard J. Vicciardo	15,000	4.0%	$8.45	12/10/2013	$79,712	$202,007
Terrell G. Herring	20,000	5.4%	$8.45	12/10/2013	$106,283	$269,342

The following table sets forth information with respect to options exercised during fiscal 2003 to the individuals named in the Summary Compensation Table pursuant to the Company’s 1999 Stock Incentive Plan.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised in- the-money Options/SARs Fiscal Year End Exercisable/Unexercisable
Eran Broshy	—	—	407,954 / 270,984	$2,171,163 / $1,361,418
John R. Emery	—	—	120,000 / 175,000	$ 664,800 / $ 974,900
Leonard J. Vicciardo	—	—	102,250 / 119,750	$ 600,988 / $ 717,963
Terrell G. Herring	—	—	64,500 / 141,500	$ 376,288 / $ 857,688

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The basic responsibilities of the Compensation Committee are to review the performance of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs, including without limitation the Company’s 1999 Stock Incentive Plan.

In an effort to enhance corporate governance and clarify the role of the Compensation Committee with respect to carrying out the foregoing responsibilities, the Board of Directors adopted a Compensation Committee Charter in March 2004. The Charter provides that the Compensation Committee must consist of at least two directors who are “non-employee directors” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, as amended, and “independent” within the meaning of applicable NASDAQ rules and interpretations.

Executive Compensation Policy

The objectives of the Compensation Committee are to attract, retain and motivate highly qualified employees and executive officers that contribute to growth in stockholder value over time. To accomplish this objective, the Compensation Committee seeks to provide strong financial incentives to the Company’s executive officers by structuring competitive compensation arrangements which are, in significant part, related to the Company’s attainment of specified performance targets and to align the interests of executive officers with the long-term interests of the Company’s stockholders.

Executive Officer Compensation

Compensation currently consists principally of base salary, annual performance-based bonuses and long-term, equity-based incentive awards consisting of stock options and/or restricted stock granted under the Company’s 1999 Stock Incentive Plan. In establishing compensation, the Compensation Committee seeks to provide the Company’s executive officers with a strong financial incentive aligned with the business objectives and performance of the Company, thereby reflecting the interests of the Company’s stockholders. The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer and the Company’s other executive officers.

Base Salary.    During 2003, the Company’s compensation for its executive officers consisted principally of salary, bonus and awards under the Company’s Equity Incentive Plan. In setting base salaries for 2003, the Compensation Committee used a subjective evaluation process considering the officer’s position, level and scope of responsibility. In setting base salaries for officers other than the Chief Executive Officer, the Committee also took into account the recommendations of the Chief Executive Officer with respect to base salary for such executive officer. The Compensation Committee also sought to set salaries at levels that, in the opinion of the members of the Compensation Committee, approximate the salary levels for health services providers that are comparable to the Company. In addition, all of the Company’s executive officers have employment agreements that establish a base salary, subject to such increases as may be approved by the Company. See “Executive Compensation—Executive Employment Contracts.”

Annual Bonus.    The Company’s executive officers are entitled to earn bonuses within contractual ranges, subject to the satisfaction of performance measures, and may at the discretion of the Compensation Committee be awarded bonuses outside those ranges. The Compensation Committee determined to award 2003 bonuses in excess of contractual ranges to Messrs. Broshy and Herring in recognition of their outstanding achievements with regard to VHSM customer origination and extension, which drove financial results for 2003 that were substantially in excess of expectations. The Company’s target bonus criteria are designed to provide executive officers eligible to receive such bonuses with a strong incentive to contribute to the success and profitability of the Company. Bonus amounts are awarded principally on the basis of the Company’s performance during the period and on the Compensation Committee’s assessment of the extent to which an executive officer contributed to the overall profitability of the Company or a particular operating division of the Company for a specific period. During 2003, approximately $1.5 million of bonuses were earned by the executive officers of the Company.

Long-Term, Equity-Based Incentive Awards.    The goal of the Company’s long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of the long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition, the Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. The relative weight given to each of these factors varies among individuals at the Committee’s discretion.

During fiscal year 2003, the Committee made option grants to the Company’s executive officers under the Company’s 1999 Stock Incentive Plan. Each grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The Committee also made a restricted stock grant to one executive officer. Options and restricted stock granted to the Company’s executive officers during 2003 vest in periodic installments, contingent upon the executive officer’s continued employment with the Company. Accordingly, such grants will provide a return only if the executive officer remains with the Company, and option grants will provide a return only if the market price appreciates over the option term.

Compensation of the Chief Executive Officer

Mr. Broshy’s employment agreement with the Company establishes minimum base salary and target bonus levels. The employment agreement, which is described below, resulted from arms’-length negotiations. The Committee believes that the terms of Mr. Broshy’s employment agreement are consistent with current market practices and reflect the Company’s strong commitment to performance-based compensation of its most senior officers.

The factors considered by the Compensation Committee in determining Mr. Broshy’s base salary, bonus payment and equity-based incentive award for 2003 included the improvement in the Company’s profitability from continuing operations in 2003 compared to the prior year and the successfully completed divestitures of five of the Company’s non-core operating businesses during 2002 and 2003, as well as his leadership and establishment and implementation of strategic direction for the Company. For 2003, Mr. Broshy’s base salary was $504,587, reflecting an increase of 7.8% over 2002, and he received a bonus of $600,000. During 2003, Mr. Broshy was granted 55,000 options exercisable at $8.45 per share. Consistent with the Company’s ordinary practice, these options will vest over a four-year period, contingent upon Mr. Broshy’s continued employment with the Company.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. We plan to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion. All compensation paid to the Company’s executive officers during 2003 will be deductible for federal income tax purposes under Section 162(m).

Submitted by the Compensation Committee of the Board of Directors

Donald Conklin

Fred Drasner (Chairman)

Executive Employment Contracts

The Company has entered into employment agreements with each of the named officers below and on such terms and conditions as are described.

Eran Broshy.    On June 14, 1999, Snyder Communications, Inc. retained the services of Mr. Broshy as President of Snyder Communications, Inc.’s healthcare group. Under the terms of Mr. Broshy’s employment agreement, which was assumed by the Company in connection with the spin-off from Snyder Communications, Inc., and an amendment to the employment agreement made April 8, 2002, he was entitled to an initial annual base salary of $490,000; his base salary currently in effect is $519,841. He is also eligible for an annual bonus award of up to 100% of annual base salary, with the target bonus being 50% of annual base salary, based on certain performance measures. Any bonus determination, either within or outside of Mr. Broshy’s contractual range, is discretionary. Under his employment agreement, the Company granted to Mr. Broshy 503,938 non-qualified options to purchase Common Stock at an exercise price equal to $7.9375, the closing price of Company Common Stock on the date of the spin-off. Mr. Broshy’s options vest at the rate of 25% per year on each anniversary of the grant date, provided he is still employed by the Company on the applicable vesting date. Under the Company’s May 2002 Employee Stock Option Exchange Offer, Mr. Broshy elected to tender these options to the Company in exchange for an equivalent number of replacement options with an exercise price equal to $4.00, but with each vesting date under the vesting schedule extended by six months. In December 2002 the Company granted Mr. Broshy options to purchase an additional 120,000 shares of common stock at an exercise price of $1.66 per share, vesting over a four-year period. In December 2003 the Company granted Mr. Broshy options to purchase an additional 55,000 shares of common stock at an exercise price of $8.45 per share, vesting over a four-year period.

Mr. Broshy’s employment agreement also provided for a grant of an aggregate of 314,961 shares of restricted Common Stock at September 27, 1999, which have fully vested over the four year period-ending September 27, 2003. The agreement provides that upon a “change in control” of the Company, the vesting of both the stock options and restricted stock will accelerate so that Mr. Broshy’s options and restricted stock would be fully vested, and that Mr. Broshy would be awarded a lump sum equal to two times his annual base salary plus two times his target bonus unless he continues to be employed by the Company for at least 18 months. For purposes of his employment agreement, “change in control” means any sale, transfer or other disposition of all or substantially all of the assets of the Company or the consummation of a merger or consolidation of the Company which results in the Company’s stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity. In the event of Mr. Broshy’s termination without cause, he is entitled to received a lump sum of one time his annual base salary plus target bonus, plus up to an additional twelve monthly payments of his monthly base salary plus target bonus offset by any compensation Mr. Broshy earns through other employment.

As originally adopted, Mr. Broshy’s employment agreement provided that he could borrow up to $500,000 from the Company on a non-recourse basis exclusively for the purchase of Common Stock, which would be pledged to secure the loan. In September 1999, Mr. Broshy borrowed these funds for the purchase of 45,000 shares of the Company’s Common Stock, subject to the terms of a promissory note dated September 30, 1999 and payable on September 30, 2003. In December 2002, the Company canceled the loan and the executive returned the shares to the Company, pursuant to the terms of the promissory note executed between the Company and the officer.

John R. Emery.    Ventiv Health, Inc. entered into an employment with John R. Emery on August 13, 2001, which was amended as of January 1, 2004. Mr. Emery was entitled to an initial annual base salary of $270,000; his base salary currently in effect is $300,000. He is also eligible for an annual bonus award of up to 100% of annual base salary, with the target bonus being 50% of annual base salary, based on certain performance measures. Any bonus determination, either within or outside of Mr. Emery’s contractual range, is discretionary. In August 2001 the Company granted him options to purchase 200,000 shares of common stock at an exercise price of $9.99 per share, vesting over a four-year period. Under the Company’s May 2002 Employee Stock Option Exchange Offer, Mr. Emery elected to tender these options to the Company in exchange for an equivalent number of replacement options with an exercise price equal to $4.00, but with each vesting date under the vesting schedule extended by six months. In December 2002 the Company granted Mr. Emery options to purchase an additional 80,000 shares of common stock at an exercise price of $1.66 per share, vesting over a four-year period. In December 2003 the Company granted Mr. Emery options to purchase an additional 15,000 shares of common stock at an exercise price of $8.45 per share, vesting over a four-year period.

In the event of Mr. Emery’s termination without cause, he is entitled to receive his base salary until the earlier of twenty-six (26) weeks after his termination or the date he gains new employment. The agreement provides that upon a “change in control” of the Company, the vesting of stock options will accelerate so that Mr. Emery’s options would be fully vested in the event that Mr. Emery is terminated without cause within six months following the change in control. For purposes of his employment agreement, “change in control” means any sale, transfer or other disposition of all or substantially all of the assets of the Company or the consummation of a merger or consolidation of the Company which results in the Company’s stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity. Mr. Emery’s agreement also provides that in the event of a change in control, Mr. Emery will be eligible for payments of up to one year of base salary in lieu of severance or any other payments, in the event that Mr. Emery has appropriately fulfilled his obligations to facilitate a change in control of the Company for a period of up to one year following the change in control.

Leonard J. Vicciardo.    Mr. Vicciardo’s previous employment agreement with Health Products Research, Inc., a subsidiary of the Company, dated October 26, 1998, has expired. The Company entered into a new employment agreement with Mr. Vicciardo effective as of January 1, 2001. Mr. Vicciardo was entitled to an initial annual base salary of $273,000; his base salary currently in effect is $300,000. He is also eligible for an annual bonus award of up to 100% of annual base salary based on certain performance measures. Any bonus determination, either within or outside of Mr. Vicciardo’s contractual range, is discretionary. Under this employment agreement and previous agreements, the Company has granted Mr. Vicciardo non-qualified options to purchase an aggregate of 222,000 shares of Common Stock at exercise prices ranging from $1.66 to $12.56. Mr. Vicciardo’s options vest at the rate of 25% per year on each anniversary of the grant date, provided he is still employed by the Company on the applicable vesting date.

Under the Company’s May 2002 Employee Stock Option Exchange Offer, Mr. Vicciardo elected to tender 87,000 of these options to the Company in exchange for an equivalent number of replacement options with an exercise price equal to $4.00, but with each vesting date under the vesting schedule extended by six months. In the event of Mr. Vicciardo’s termination without cause, he is entitled to receive his base salary until the earlier of twenty-six (26) weeks after his termination or the date he gains new employment. The agreement provides that upon a “change in control” of the Company, the vesting of stock options will accelerate so that Mr. Vicciardo’s options would be fully vested in the event that Mr. Vicciardo is terminated without cause within six months following the change in control. For purposes of his employment agreement, “change in control” means any sale, transfer or other disposition of all or substantially all of the assets of the Company or the consummation of a merger or consolidation of the Company which results in the Company’s stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity. Mr. Vicciardo’s agreement also provides that in the event of a change in control, Mr. Vicciardo will be eligible for payments of up to one year of base salary in lieu of severance or any other payments, in the event that Mr. Vicciardo has appropriately fulfilled his obligations to facilitate a change in control of the Company for a period of up to one year following the change in control.

Terrell G. Herring.    Mr. Herring’s employment agreement executed in April 2002 entitled him to an initial annual base salary of $230,000; his base salary currently in effect is $300,000. He is also eligible for an annual bonus of up to 100% of base salary, with the target bonus being 50% of annual base salary, based on certain performance measures. Any bonus determination, either within or outside of Mr. Herring’s contractual range, is discretionary. The Company has granted Mr. Herring non-qualified options to purchase an aggregate of 206,000 shares of common stock, at exercise prices ranging from $1.66 to $12.56. Mr. Herring elected not to tender any of these options under the Company’s May 2002 Employee Stock Option Exchange Offer. In December 2003, the Company granted Mr. Herring 10,000 shares of restricted Common Stock, which vest equally on the first two anniversaries of the date of grant. The restricted stock agreement prohibits Mr. Herring from transferring any of his restricted shares during these two years.

In the event of Mr. Herring’s termination without cause, he is entitled to receive his base salary until the earlier of twenty-six (26) weeks after his termination or the date he gains new employment. The agreement provides that upon a “change in control” of the Company, the vesting of stock options will accelerate so that Mr. Herring’s options would be fully vested in the event that Mr. Herring is terminated without cause within six months following the change in control. For purposes of his employment agreement, “change in control” means any sale, transfer or other disposition of all or substantially all of the assets of the Company or the consummation of a merger or consolidation of the Company which results in the Company’s stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity. Mr. Herring’s agreement also provides that in the event of a change in control, Mr. Herring will be eligible for payments of up to one year of base salary in lieu of severance or any other payments, in the event that Mr. Herring has appropriately fulfilled his obligations to facilitate a change in control of the Company for a period of up to one year following the change in control.

Each of the employment agreements described above contains a non-competition commitment during the term of employment and for a period of 12 months after termination of employment. Additionally, each employment agreement contains a non-solicitation provision and provides for assignment by the employee to his employer of any work products developed by him during the term of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the 2003 fiscal year were Fred Drasner and Donald Conklin. No member of the Compensation Committee was at any time during the 2003 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2003 fiscal year.

STOCKHOLDER RETURN PERFORMANCE GRAPH

SEC rules require proxy statements to contain a performance graph comparing the performance of the Company’s Common Stock against a broad market index and against either a published industry or line-of-business index or a group of peer issuers. The following graph compares the cumulative total return on a $100 investment in the Company’s Common Stock against the cumulative total return on a similar investment in (i) the Total Return Index for The Nasdaq Stock Market (US) and (ii) Nasdaq Health Services Stocks. The graph assumes that all investments were made on September 23, 1999 (the date Ventiv’s common stock began trading on a “when issued” basis) and are held through the year ended December 31, 2003 and that all dividends are reinvested on a daily basis.

Ventiv Health vs. The Nasdaq Stock Market (US) vs. Nasdaq Health Services

(Dividends reinvested daily)

	Sep-99	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Ventiv Health, Inc	100.00	102.09	139.59	40.67	22.56	101.67
The Nasdaq Stock Market (US)	100.00	147.48	88.74	70.40	48.78	72.93
Nasdaq Health Services Stocks	100.00	97.17	133.21	141.81	124.25	190.00

Returns for the Company’s Common Stock depicted in the graph are not necessarily indicative of future performance. The above graph shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function and (iv) the Company’s compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee approved the engagement of Deloitte & Touche LLP as independent auditors for the Company for its 2003 fiscal year. The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

Donald Conklin

John R. Harris

A. Clayton Perfall (Chairman)

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

The Certificate of Incorporation and Bylaws of the Company provide that directors shall be elected at each annual meeting of the Company’s stockholders. The number of directors constituting the full Board of Directors currently is fixed at six (6) directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

Six (6) nominees are named in this Proxy Statement. If elected, each of the directors will serve for a one-year term expiring at the 2005 Annual Meeting or at the earlier of his resignation or removal. The Board of Directors has nominated the six (6) incumbent directors for election to the Board: Daniel M. Snyder, Eran Broshy, Fred Drasner, A. Clayton Perfall, Donald Conklin and John R. Harris.

Approval of the election of each of the nominees as directors of the Company requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote “FOR” the six (6) nominees named by the Board of Directors.

The Board of Directors expects that all of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE TERM INDICATED.

PROPOSAL 2—APPROVAL OF AMENDMENT TO COMPANY’S STOCK INCENTIVE PLAN

Summary of Proposed Amendment

We are seeking shareholder approval of an amendment to the Company’s Stock Incentive Plan (the “Stock Plan”) that (i) increases the number of shares of Ventiv Health, Inc. (“Ventiv”) common stock that may be issued thereunder by 2,400,000 shares and (ii) authorizes the issuance of restricted stock units.

The Stock Plan was established in 1999. Of the 4,800,000 shares of common stock that were authorized for issuance pursuant to the Stock Plan as originally adopted, 261,156 shares remain available as of the Record Date. The Compensation Committee has approved, and the Board of Directors has ratified, an amendment of the Stock Plan to increase the share availability thereunder by 2,400,000 shares, subject to stockholder approval. The Compensation Committee and the Board believe that long-term incentive awards are an important component of executive compensation. The proposed amendment is intended to assure sufficient availability under the Stock Plan to meet the Company’s compensation requirements in a manner consistent with the goals and philosophy of the Compensation Committee. The Stock Plan currently provides that the number of shares available for issuance will be increased on the date the Board authorizes the issuance of additional shares of Common Stock by 17.5% of the number of additional shares of Common Stock which are authorized to be issued; this formula provision would be eliminated as part of the amendment. There are currently approximately 4.5 million shares which have been issued pursuant to exercised options or which are subject to outstanding options.

The Stock Plan presently authorizes the Company to grant incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights (“SARs”). The Board recommends the amendment of the Stock Plan to authorize the issuance of restricted stock units because the Board believes restricted stock units are a useful tool for enhancing the potentially realizable return from an incentive award. The Compensation Committee would be authorized to grant restricted stock units to participants and to determine the vesting period and conditions and all other terms and conditions applicable thereto. Upon vesting, a participant would be entitled to receive, at the option of the Company, either one share of Common Stock or a cash payment equal to the fair market value thereof for each restricted stock unit. A participant would have the right to elect, at least one year prior to any vesting date, to defer receipt of any vested restricted stock units and thereby defer recognition for federal income tax purposes of that portion of the award.

Except as set forth above, the Stock Plan would remain unaltered in all material respects.

Comparison of Material Differences Between the Provisions of the Stock Plan

A comparison of the material differences between the Stock Plan as currently in effect and as proposed to be amended by Proposal 2 is set forth in the table below:

Feature	Current	Proposed
Shares Subject to the Stock Plan	4,800,000, subject to increase by 17.5% percent of the number of any additional shares of Common Stock which are authorized to be issued.	7,200,000.

Types of Awards Available	Incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights.	Incentive stock options, nonqualified stock options, restricted stock awards, restricted stock unit awards and stock appreciation rights.

Material Features of the Option Plan

The Stock Plan as proposed to be amended is summarized below. However, this summary is qualified in its entirety by reference to the text of the Stock Plan. A complete copy of the amended Stock Plan is attached to this proxy statement as Appendix B.

Eligibility.    Under the terms of the Stock Plan, directors, officers, key employees and consultants of Ventiv and its subsidiaries designated by the Compensation Committee are eligible to participate in the Stock Plan.

Limitation on Awards to Any Individual.    Under the Stock Plan, the maximum number of shares of Common Stock with respect to which options or other awards may be granted to any individual in any calendar year may not exceed 1,000,000 shares.

Administration.    The Compensation Committee administers the Stock Plan.

Shares Subject to the Stock Plan.    The aggregate number of shares subject to the Stock Plan shall not exceed 7,200,000 shares of Common Stock.

Stock Options

Exercise Price.    The purchase price of a share of Common Stock covered by an option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

Option Vesting and Exercise.    The Compensation Committee determines the vesting period and all other terms and conditions of each option, except that no option may be exercisable more than ten years from the date of its grant. The Compensation Committee may, in its discretion, accelerate the vesting of any option. An option may only be exercised to the extent that it is vested. Participants may exercise options by delivering cash, Common Stock or any combination thereof.

Termination of Employment.    The Compensation Committee determines when, if at all, an option will vest when a participant in the plan leaves Ventiv. Generally, if a participant’s employment or service is terminated other than by death or disability, his or her options will cease to vest immediately and the options will terminate three months after termination of employment or service. If a participant dies or becomes disabled, his or her options will terminate after one year. In no event may an option terminate later than ten years after granted.

Stock Appreciation Rights.    Stock appreciation rights may only be granted in conjunction with options granted under the plan, either at the time of the option grant or at any time after the option grant. Stock appreciation rights may not be exercised by a participant who is a director or officer (as defined under the securities laws) within six months after being granted, except in the case of the death or disability of the participant. Stock appreciation rights are exercisable only when the related option is exercisable.

Upon exercise of a stock appreciation right, the participant will be entitled to the difference between the fair market value of a share of Common Stock underlying the related option and the per share exercise price of the related option, multiplied by the number of shares represented by the stock appreciation right. The Compensation Committee will determine the form of payment, which may be in cash, Common Stock or any combination of cash and stock.

A stock appreciation right may be exercised without exercising the related option, but the related option will be cancelled to the extent the right is exercised. Similarly, a related option may be exercised without exercising the stock appreciation right, but the stock appreciation right will be cancelled to the extent the option is exercised.

Restricted Stock.    The Compensation Committee determines the terms and conditions of restricted stock awards; the restricted period for the award; the restrictions applicable to an award, which may include continued employment and specific corporate, divisional or individual performance standards or goals; whether the participant will receive dividends and other distributions on the restricted stock during the restricted period or whether they will be withheld until the restrictions have been satisfied; whether the award will vest in the event of the participant’s death or disability prior to expiration of the restrictions; and whether to waive any or all of the restrictions.

Upon an award of restricted stock, a participant becomes a stockholder with respect to those shares of restricted stock and is entitled to vote those shares.

Non-Transferability of Options.    Except as provided by the Compensation Committee, awards may (1) not be transferred by a participant during the participant’s lifetime, (2) not be assigned or otherwise disposed of except by will or by applicable laws of descent and distribution or (3) only be exercised during the participant’s lifetime by the participant or the participant’s guardian or legal representative.

Restricted Stock Units.    The Compensation Committee will be authorized to grant restricted stock units to participants and to determine the vesting period and conditions and all other terms and conditions applicable thereto. Upon vesting, a participant will be entitled to receive, at the option of the Company, either one share of Common Stock or a cash payment equal to the fair market value thereof for each restricted stock unit. A participant will have the right elect, at least one year prior to any vesting date, to defer receipt of any vested restricted stock units and thereby defer recognition for federal income tax purposes of that portion of the award.

Corporate Changes.    The Stock Plan provides that the Compensation Committee may adjust, as it deems appropriate, the maximum number of shares that may be subject to options or awards or that may be granted to any individual in any calendar year, and the terms of any outstanding options or awards under the Stock Plan, to reflect changes in outstanding stock that occur because of stock dividends, stock splits, recapitalizations, reorganizations, liquidations or other similar events.

If the Company merges or consolidates with another corporation, liquidate or dispose of all or substantially all of our assets while there are unexercised options outstanding:

•	after the effective date of the merger, consolidation, liquidation or disposition, as the case may be, each holder of an option will be entitled, upon exercise of the option, to receive, in place of the Common Stock, the number and class or classes of stock or other securities or property to which the holder would have been entitled if the holder had held the stock underlying the option directly immediately prior to the event in question; or

•	if the options have not already become exercisable, the Compensation Committee may accelerate vesting so that the options will be exercisable in full.

Federal Income Tax Consequences.    The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options. The laws governing the tax aspects of awards are highly technical, and such laws are subject to change.

Nonqualified Stock Options.    The grant of a nonqualified stock option will not by itself result in taxable income to the participant; however, upon exercise of the option, a participant will be deemed to have received ordinary income in an amount equal to the excess of (a) the value of the shares received upon exercise of the option over (b) the purchase price of the shares received upon exercise of the option. Subject to certain exceptions relating to “cashless/same day sale” exercises, the value of the shares received upon exercise of the option will be the fair market value of the shares on the date of exercise of the option. The Company does not receive a deduction at the time of grant, but, subject to applicable limitations on deductibility of compensation expense, receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option.

Incentive Stock Options.    The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an incentive stock option. The difference between the exercise price of the option and the market value of the shares of common stock at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. Among other requirements, the stock acquired by the participant must be held for at least two years after the option is granted and for at least one year after the option is exercised for the option to qualify as an incentive stock option. If the participant satisfies these holding period requirements, the participant will be taxed at long-term capital gains rates upon any gain realized upon disposition of the stock. The participant’s gain will be equal to the difference between the sales price of the stock and the exercise price. If the participant disposes of the shares of stock acquired pursuant to the exercise of an option before meeting the requirements for treatment as an incentive stock option, the participant recognizes ordinary income in the taxable year of the disposition equal to the excess of (i) the lower of the fair market value at date of exercise or such value at the time of disposition over (ii) the exercise price, and the Company receives a deduction in an equal amount, subject to applicable limitations on the deductibility of compensation expense.

Stock Option Plan Data

Awards under the option plan have historically been made principally to senior management and non-management directors. It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the Option Plan. The following table summarizes the awards under the Stock Plan during the last fiscal year to the persons set forth below:

	Number of Options Granted	Average Per Share Exercise Price of Options Granted	Restricted Stock Awards ($)
Eran Broshy	55,000	$8.45	—
John R. Emery	15,000	$8.45	—
Leonard J. Vicciardo	15,000	$8.45	—
Terrell G. Herring	20,000	$8.45	$84,500
All executive officers, as a group	105,000	$8.45	—
All non-management directors, as a group	—	—	—
All employees who are not executive officers, as a group	266,235	$6.08	—

The following table summarizes securities authorized for issuance under the Company’s equity compensation plans as of the Record Date:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders 1999 Stock Incentive Plan (exclusive of proposed amendment)	3,513,549	$3.93	261,156

Equity compensation plans not approved by security holders	—	$0.00	—

Total	3,513,549		261,156

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

PROPOSAL 3—APPOINTMENT OF INDEPENDENT AUDITORS

The Company is asking its stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2004. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not be required to select a different independent auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Deloitte & Touche LLP served as the Company’s independent auditors for the Company’s last two fiscal years. A representative of Deloitte & Touche LLP has been invited to be present at the Annual Meeting, to make a statement and respond to questions.

Audit Fees

The aggregate fees billed or expected to be billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $0.5 million and $1.3 million, respectively. The $1.3 million of audit fees billed by Deloitte & Touche LLP for 2002 services included $0.4 million related to the audit of the 2002 financial statements and approximately $0.9 million related to the re-audit of 2000 and 2001 financial statements.

Audit-Related, Tax and Other Fees

The aggregate fees billed for tax services by Deloitte & Touche LLP during 2003 were approximately $0.1 million. These fees related to tax services provided in our previously divested UK-based business unit. No other fees besides the audit and tax fees previously mentioned were billed by Deloitte & Touche LLP in the Company’s last two fiscal years.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to approve in advance the types of audit, audit-related, tax, and any other services to be provided by the Company’s independent auditors.

The Audit Committee has approved all of the aforementioned independent public accountants’ services and fees for 2003 and 2002 and, in doing so, has considered whether the provision of such services is compatible with maintaining independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the Company’s knowledge, no transaction described in Item 404 of Regulation S-K has taken place, and no relationship described therein has existed, since the beginning of the Company’s 2003 fiscal year.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if a stockholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2005 Annual Meeting of Stockholders, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company at 200 Cottontail Lane, Vantage Court North, Somerset, NJ, 08873, no later than January 17, 2005. All proposals must conform to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Under the Company’s by-laws, in order for a proposal to be raised at the 2005 Annual Meeting of Stockholders without any discussion of the matter in the proxy statement, the proposing stockholder must provide notice of such proposal, and specified accompanying information, to the Company no earlier than March 18 and no later than April 17, 2006.

APPENDIX A

AUDIT COMMITTEE CHARTER

VENTIV HEALTH, INC.

AUDIT COMMITTEE CHARTER

1. PURPOSE

The Audit Committee (the “Committee”) of Ventiv Health, Inc. (the “Company”) is appointed by the Board of Directors to (i) oversee the Company’s accounting and reporting processes and the audits of the Company’s financial statements and (ii) be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed by the Company (including resolution of disagreements between the independent accountants and management regarding financial reporting) for the purpose of preparing or issuing an audit report or other audit, review or attest services. The independent accountants shall report directly to the Audit Committee.

The Committee shall be given full and direct access to the Company’s chief financial officer and other financial, accounting and internal audit personnel and other members of management as required by the Committee. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements. In discharging its responsibilities, the Committee shall be entitled to rely on the integrity of the Company’s senior management and on the Company’s outside advisors and auditors to the fullest extent permitted by applicable law.

2. COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of the National Association of Securities Dealers, Inc. (“NASD”). Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

1. Review and reassess annually the Audit Committee Charter and recommend any changes to the Board.

2. Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4. Select, evaluate, and, where appropriate, replace the independent accountants. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

5. Review the Company’s annual audited financial statements and related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed under applicable auditing standards.

6. Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters

7. Review with the independent accountants the Company’s internal controls over financial reporting.

8. Pre-approve all audit services and permissible non-audit services by the independent accountants, and determine that any such non-audit services are permissible under the Exchange Act and applicable rules and regulations of the SEC. The Committee may establish pre-approval policies and procedures for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting. In no event will any pre-approval policy operate to delegate authority to management to approve the performance of any audit or non-audit services by the independent accountants.

9. Review the hiring policies for any employees or former employees of the independent accountants.

10. Determine on at least an annual basis that the independent accountants satisfy applicable auditing standards for independence, including by (a) obtaining a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, and (b) actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Committee is responsible for ensuring the independence of the independent accountants.

11. For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements. Review the proposed earnings press release and formal guidance which the Company may plan to offer from time to time.

12. Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company and review with the independent accountants the reports on such subjects delivered to the Committee pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13. Following completion of the annual audit, review separately with the independent accountants and management any significant difficulties encountered during the course of the audit.

14. Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants engaged by the Committee to prepare or issue an audit report or to perform other audit, review or attest services for services approved by the Committee, (2) compensation to any independent advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15. Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16. Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17. Approve all related party transactions, as defined by applicable NASD rules, to which the Company is a party.

18. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Prepare the report required by the applicable rules and regulations of the SEC for inclusion in the Company’s annual proxy statement.

4. AUDIT COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as determined by the Chairman. Appropriate meetings will be held separately with representatives of the independent accountants and management. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

APPENDIX B

VENTIV HEALTH, INC.

1999 STOCK INCENTIVE PLAN

(As amended June 16, 2004)

1. Purposes.

The purposes of the Ventiv Health, Inc. 1999 Stock Incentive Plan are to promote the long-term growth of Ventiv Health, Inc. and its subsidiaries by rewarding key management employees, consultants and directors of Ventiv Health, Inc. and its subsidiaries with a proprietary interest in Ventiv Health, Inc. for outstanding long-term performance and to attract, motivate and retain highly qualified and capable employees, consultants and directors.

2. Definitions.

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1 “Award” means an award granted to a Participant under the Plan in the form of an Option, Restricted Stock, Restricted Units, a Stock Appreciation Right, or any combination of the foregoing.

2.2 “Board” means the Board of Directors of the Corporation.

2.3 “Code” means the Internal Revenue Code of 1986, as amended, or any successor law.

2.4 “Commission” means the Securities and Exchange Commission or any successor agency.

2.5 “Compensation Committee” shall mean the Compensation Committee of the Board, which Committee shall consist of at least two (2) members of the Board, each of whom qualifies as both an “outside director” (within the meaning of Section 162(m)(4) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3(b)(3) issued under the Securities Exchange Act of 1934).

2.6 “Consultant” means any person performing consulting or advisory services for the Corporation or any Subsidiary, with or without compensation, including a person or entity providing services pursuant to a management services agreement with the Corporation, to whom the Compensation Committee chooses to grant an Option, Restricted Stock or Stock Appreciation Right in accordance with the Plan, provided that bona fide services must be rendered by such person and such services are not rendered in connection with the sale of securities in a capital raising transaction.

2.7 “Corporation” means Ventiv Health, Inc., a Delaware corporation, or any successor thereto.

2.8 “Director” means for purposes of the grant of Awards under the Plan, a member of the Board of Directors of the Corporation or a Subsidiary.

2.9 “Disability” means total disability as defined in Section 22(e)(3) of the Code.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 “Fair Market Value” means, on any given date, the current fair market value of shares as determined below:

(a) If the Shares are listed upon an established stock exchange or exchanges, “Fair Market Value” means the closing price of such Shares on the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the exchange that trades the largest volume of Shares on the date of the Award.

(b) If the Shares are traded on the Nasdaq National Market, “Fair Market Value” means the closing price of such Shares reported on the Nasdaq National Market on the date of the Award,

provided that if there should be no sales of such Shares reported on such date, the Fair Market Value of such Share on such date shall be deemed equal to the closing price as reported by the Nasdaq National Market for the last preceding date on which sales of such Shares were reported.

(c) In all other cases, “Fair Market Value” shall be determined by the Compensation Committee using any reasonable method in good faith, provided that, with respect to the initial public offering of Shares by the Corporation, “Fair Market Value” means the initial offering price to the public of such Shares.

2.12 “Option” means an option awarded under Section 7 to purchase Shares.

2.13 “Option Exercise Period” means the period from the Option Grant Date to the date on which an Option expires.

2.14 “Option Grant Date” means the date upon which the Compensation Committee grants an Option to an Optionee.

2.15 “Optionee” means an employee, Director or Consultant of the Corporation or any Subsidiary to whom an Option has been granted.

2.16 “Participant” means an employee, Director or Consultant of the Corporation or any Subsidiary to whom an Award has been granted which has not terminated, expired or been fully exercised.

2.17 “Plan” means this Ventiv Health, Inc. 1999 Stock Incentive Plan, as it may be amended and restated from time to time.

2.18 “Restricted Period” means the period of time, which may be a single period or multiple periods, during which Restricted Stock or Restricted Units awarded to a Participant remains subject to the Restrictions imposed on such Shares or Restricted Units, as determined by the Compensation Committee.

2.19 “Restricted Stock” means an award of Shares on which are imposed Restricted Periods and Restrictions which subject the Shares to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

2.20 “Restricted Stock Agreement” means a written agreement between a Participant and the Corporation evidencing an award of Restricted Stock.

2.21 “Restricted Stock Award Date” means the date on which the Compensation Committee awards Restricted Shares to the Participant.

2.22 “Restricted Units” means units awarded pursuant to Section 9 that entitle a Participant to receive, in the future, either a Share or the Fair Market Value thereof.

2.23 “Restricted Unit Agreement” means a written agreement between a Participant and the Corporation evidencing an award of Restricted Units.

2.24 “Restrictions” means the restrictions and conditions imposed on Restricted Stock or Restricted Units awarded to a Participant, as determined by the Compensation Committee, which must be satisfied in order for the Restricted Stock or Restricted Units award to vest, in whole or in part, in the Participant.

2.25 “Shares” means shares of Ventiv Stock.

2.26 “Stock Appreciation Right” means a right to receive the spread or difference between the Fair Market Value of Shares subject to an Option and the corresponding Option exercise price, either in stock or in cash, or in a combination thereof.

2.27 “Stock Appreciation Rights Agreement” means a written agreement between a Participant and the Corporation evidencing an award of Stock Appreciation Rights.

2.28 “Stock Option Agreement” means a written agreement between a Participant and the Corporation evidencing an award of an Option.

2.29 “Subsidiary” means any domestic or foreign corporation or entity of which the Corporation owns, directly or indirectly, at least 50% of the total combined voting power of such corporation or other entity.

2.30 “Ventiv Stock” means shares of common stock, par value $0.001 per share, of the Corporation.

2.31 “Voting Stock” means all capital stock of the Corporation which by its terms is entitled under ordinary circumstances to vote in the election of directors.

3. Administration of the Plan.

3.1 Administrator of Plan. The Plan shall be administered by the Compensation Committee of the Board.

3.2 Authority of Compensation Committee. The Compensation Committee shall have full power and authority to:

(i) designate the Participants to whom Options, Restricted Stock, Restricted Units, or Stock Appreciation Rights may be awarded from time to time;

(ii) determine the type of Award to be granted to each Participant under the Plan and the number and class of Shares subject thereto;

(iii) determine the duration of the Restricted Period and the Restrictions to be imposed with respect to each Award;

(iv) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan;

(v) approve the form and terms and conditions of the Restricted Stock Agreement, Restricted Unit Agreement, Stock Option Agreement, or Stock Appreciation Rights Agreement, as the case may be, between the Corporation and the Participant; and

(vi) designate persons other than members of the Compensation Committee to grant Awards consisting of Options and Stock Appreciation Rights, to persons below the rank of Senior Vice President.

The foregoing determinations shall be made in accordance with the Compensation Committee’s best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan.

3.3 Determinations of Compensation Committee. A majority of the Compensation Committee shall constitute a quorum at any meeting of the Compensation Committee, and all determinations of the Compensation Committee shall be made by a majority of its members. Any action which the Compensation Committee shall take through a written instrument signed by all of its members shall be as effective as though it had been taken at a meeting duly called and held. The Compensation Committee shall report all actions taken by it to the Board.

3.4 Delegation. The Compensation Committee may delegate such non- discretionary administrative duties under the Plan to one or more agents as it shall deem necessary and advisable.

3.5 Effect of Compensation Committee Determinations. No members of the Compensation Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan, any Award or any settlement of any dispute between a Participant and the Corporation. Any decision made or action taken by the Compensation Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

4. Awards Under the Plan.

Awards to a Participant under the Plan may be in the form of an Option, Restricted Stock, Restricted Units, Stock Appreciation Right, or a combination thereof, at the discretion of the Compensation Committee.

5. Eligibility

The Participants in the Plan shall be the officers, key employees, Directors and Consultants of the Corporation and its Subsidiaries designated by the Compensation Committee. A Participant who has been granted an Award under the Plan may be granted additional Awards under the Plan under such circumstances, and at such times, as the Compensation Committee may determine.

6. Shares Subject to Plan.

Subject to adjustment as provided in Section 16 hereof, the aggregate number of Shares which may be issued upon the exercise of Options or Stock Appreciation Rights and the award of Restricted Stock under the Plan shall not exceed 7,200,000 shares of Ventiv Stock. Subject to adjustment as provided in Section 16 hereof, the aggregate number of Shares which may be issued upon the exercise of Options or Stock Appreciation Rights and the Awards of Restricted Stock or Restricted Units under this Plan to any one Participant during any calendar year shall not exceed 1,000,000 Shares of Ventiv Stock. If all or any portion of any outstanding Award under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised or forfeited portion of such Award may again be subject to an Award under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of Shares of Ventiv Stock which may be issued upon the exercise of Options or Stock Appreciate Rights and the Award of Restricted Stock and Restricted Units but shall not apply for purposes of determining the aggregate number of Shares which may be issued upon the exercise of Options or Stock Appreciation Rights and the Award of Restricted Stock or Restricted Units under this Plan to any one Participant during any calendar year.

7. Options.

7.1 Terms of Options.    Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Price.    The option price per Share under each Option (the “Option Price”) may not be less than 100% of the Fair Market Value of a Share on the Option Grant Date. In no event shall the Option Price be less than the par value of such Share on the Option Grant Date.

(b) Vesting of Options.    Except as provided in this Section 7.1 hereof, Options shall vest in accordance with the terms provided by the Compensation Committee in the Stock Option Agreement. The Compensation Committee may accelerate the vesting of any Option in its discretion.

(c) Exercise of Options.    Each Option shall be exercisable on the dates and for the number of Shares as shall be provided in the related Stock Option Agreement, provided that (i) unless provided otherwise in the Stock Option Agreement, an Option shall not be exercisable earlier than six (6) months after the Option Grant Date, and (ii) in no event shall the Option Exercise Period exceed ten (10) years from the Option Grant Date.

Options may be exercised (in full or in part) only by written notice delivered to the Corporation at its principal executive office, accompanied by payment of the Option Price for the Shares as to which such Option is exercised. The Option Price of each Share as to which an Option is exercised shall be paid in full at the time of exercise (i) in cash, (ii) with Shares owned by the Participant, (iii) by delivery to the Corporation of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the Shares for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such Shares and promptly deliver to the Corporation the portion of the proceeds equal to the Option Price and any amount necessary to satisfy the Corporation’s obligation for withholding taxes, or (iv) any combination thereof. For purposes of making payment in Shares, such Shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for at least six (6) months.

(d) Termination of Employment or Service of Optionee.    The Compensation Committee shall have authority to determine the circumstances under which an Option will vest upon termination of the employment or service of the Optionee for any reason. Unless otherwise determined by the Compensation Committee, the Compensation Committee shall provide that vesting of the Option shall cease on the date of termination of employment or service and the Option shall terminate on the date which is three (3) months after the date on which the Optionee terminates employment or service. In the event an Optionee terminates employment or service by reason of the Optionee’s death or Disability, the Option shall terminate one (1) year after the date on which the Optionee terminates employment or service as a result of death or Disability. In any event, each Option shall terminate no later than ten (10) years after the Option Grant Date. Such provisions shall be contained in the Stock Option Agreement given to each Optionee.

(e) Rights as a Stockholder.    An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by any Option until the date of the issuance of a stock certificate to such person evidencing such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 16 hereof.

(f) Investment Purpose.    The Corporation shall not be obligated to sell or issue any Shares pursuant to any Option unless the Shares with respect to which the Option is being exercised are at that time registered or exempt from registration under the Securities Act of 1933, as amended.

(g) Assumption of Options.    The Corporation may issue or assume under the Plan any stock option previously granted by the Corporation or in connection with any transaction or transactions upon such terms and conditions and, in the case of any option so assumed, with such modifications or adjustments therein, as shall be determined by the Compensation Committee. Any such option so issued or assumed shall be deemed to be an Option granted under this Plan, notwithstanding that any provision of this Plan would not, except for this Section 7, permit the grant of an option having the terms and conditions, including the option price, of such option as so issued or assumed.

(h) Forfeiture of Options for Misconduct.    If the Compensation Committee determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation policy resulting in loss, damage, or injury to the Corporation, or if an Optionee makes any unauthorized disclosure of any trade secret or confidential information, breaches any written agreement with the Corporation, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation, or solicits or attempts to solicit any employee of the Corporation to terminate employment with the Corporation, neither the Optionee nor the Optionee’s estate shall be entitled to exercise any Option whatsoever. In making such determination, the Compensation Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on his or her behalf at a hearing before the Compensation Committee.

(i) Transferability of Options.    Section 12 hereof to the contrary notwithstanding, if the Compensation Committee so provides in the Stock Option Agreement, an Option may be transferred by an Optionee to the Optionee’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Optionee may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. In the event of any such transfer, the Option and any Stock Appreciation Rights that relate to such Option must be transferred to the same person or persons or entity or entities.

8. Restricted Stock.

8.1 Terms of Restricted Stock Awards.    Subject to and consistent with the provisions of the Plan, with respect to each Award of Restricted Stock to a Participant, the Compensation Committee shall determine:

(a) the terms and conditions of the Restricted Stock Agreement between the Corporation and the Participant evidencing the Award;

(b) the Restricted Period for all or a portion of the Award;

(c) the Restrictions applicable to the Award, including, but not limited to, continuous employment with the Corporation or any of its Subsidiaries for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals, which Restricted Period and Restrictions may differ with respect to each Participant;

(d) whether the Participant shall receive the dividends and other distributions paid with respect to an Award of Restricted Stock as declared and paid to the holders of the Shares during the Restricted Period or shall be withheld by the Corporation for the account of the Participant until the Restricted Periods have expired or the Restrictions have been satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid, or whether such dividends may be reinvested in Shares; or

(e) the percentage of the Award which shall vest in the Participant in the event of such Participant’s death or Disability prior to the expiration of the Restricted Period or the satisfaction of the Restrictions applicable to an award of Restricted Stock.

8.2 Delivery of Shares.    Upon an Award of Restricted Stock to a Participant, the stock certificate representing the Restricted Stock shall be issued and transferred to and in the name of the Participant, whereupon the Participant shall become a stockholder of the Corporation with respect to such Restricted Stock and shall be entitled to vote the Shares. Such stock certificate shall be held in custody by the Corporation, together with stock powers executed by the Participant in favor of the Corporation, until the Restricted Period expires and the Restrictions imposed on the Restricted Stock are satisfied.

9. Restricted Units.

9.1 Terms of Restricted Unit Awards.    Subject to and consistent with the provisions of the Plan, with respect to each Award of Restricted Units to a Participant, the Compensation Committee shall determine:

(a) the terms and conditions of the Restricted Unit Agreement between the Corporation and the Participant evidencing the Award;

(b) the Restricted Period for all or a portion of the Award;

(c) the Restrictions applicable to the Award, including, but not limited to, continuous employment with the Corporation or any of its Subsidiaries for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals, which Restricted Period and Restrictions may differ with respect to each Participant;

(d) whether the Participant shall receive the dividends and other distributions paid with respect to an Award of Restricted Units as declared and paid to the holders of the Shares during the Restricted Period or whether such dividends shall be withheld by the Corporation for the account of the Participant until the Restricted Periods have expired or the Restrictions have been satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid, or whether such dividends may be reinvested in Shares; or

(e) the percentage of the Award which shall vest in the Participant in the event of such Participant’s death or Disability or other termination of employment prior to the expiration of the Restricted Period or the satisfaction of the Restrictions applicable to an award of Restricted Stock.

9.2 Payment with Respect to Restricted Units.    On the date that the Restricted Period expires and the Restrictions imposed on any Restricted Units are satisfied (the “Vesting Date”), a Participant shall be entitled to receive, at the option of the Corporation, with respect to each such Restricted Unit, either (i) a Share or (ii) a cash payment equal to the Fair Market Value of a Share on such date. Notwithstanding the preceding sentence, a Participant shall be entitled to elect, no later than one year prior to the Vesting Date, to defer delivery of the Shares or cash that would otherwise be payable on the Vesting Date until a date at least one year after the Vesting

Date (the “Deferral Date”). If such election shall be made in accordance with procedures established by the Committee, the Participant shall receive on the Deferral Date for each such Restricted Unit (x) either a Share or a cash payment equal to the Fair Market Value of a Share on the Deferral Date, and (y) a payment in cash or Shares equal to the amount of any dividends payable with respect to a Share during the period from the Vesting Date through the Deferral Date, as set forth in such Participant’s Restricted Unit Agreement.

Unless otherwise provided in a Participant’s Restricted Unit Agreement, if a Participant ceases to be an employee, Director or Consultant of the Company and its Subsidiaries for any reason other than misconduct specified in Section 7.1(h), at any time on or after the Vesting Date but prior to the Deferral Date, such Participant shall receive payment in respect of such Participant’s Restricted Units on such accelerated basis as shall be determined by the Committee.

10. Performance-Based Awards of Restricted Stock or Restricted Units.

Certain Awards of Restricted Stock granted under the Plan may be granted in a manner that the Awards qualify for the performance-base compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Compensation Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant or one or more business units or the Corporation as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; and (xiii) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Compensation Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Compensation Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Compensation Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Compensation Committee may reduce or eliminate the number of Shares or Restricted Units granted or the number of Shares or Restricted Units vested upon the attainment of such performance goal.

11. Stock Appreciation Rights.

11.1 Grants of Stock Appreciation Rights.    Stock Appreciation Rights (“SARs”) may be granted in conjunction with all or a part of any Option granted under the Plan, either at the time of the grant of such Option or at any subsequent time prior to the expiration of such Option; provided, however, that SARs shall not be offered or granted in connection with a prior Option without the consent of the holder of such Option. SARs may not be exercised by an Optionee who is a director or officer (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Corporation within six (6) months after the SAR is granted, except that this limitation shall not be applicable in the event of the death or Disability of such Optionee occurring prior to the expiration of such six-month period.

11.2 Terms of Stock Appreciation Rights.    All SARs shall be subject to the following terms and conditions:

(a) SARs shall be exercisable only at such time and to the extent that the Option to which they relate (the “Related Option”) shall be exercisable.

(b) Upon exercise of a SAR, the Optionee shall be entitled to the difference between the Fair Market Value of one Share and the Option Price of one Share specified in the Related Option times the number of Shares in respect of which the SARs shall have been exercised (“the Economic Value”). An Optionee, upon the exercise of SARs, shall receive the Economic Value thereof, and the Compensation Committee in its sole discretion shall determine the form in which payment of such Economic Value will be made, whether in cash, Shares or any combination thereof. For purposes of this Section 11.2(b), the Fair Market Value of the Shares shall be determined as of the date of exercise of the SAR.

(c) An SAR may be exercised without exercising the Related Option, but the Related Option shall be canceled for all purposes under the Plan to the extent of the SAR exercise. A Related Option may be exercised without exercising the SAR, but the SAR shall be canceled for all purposes under the Plan to the extent of the Related Option Exercise.

12. Non-Transferability of Awards.

Except as may be provided by the Committee in accordance with Section 7.1(j)hereof, Awards granted under the Plan shall not be transferable by the Participant during the Participant’s lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or by the applicable laws of descent and distribution. Except as may be provided by the Compensation Committee in accordance with Section 7.1(j) hereof, Options and Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

13. Withholding of Taxes.

Federal, state or local law may require the withholding of taxes applicable to income resulting from an Award. A Participant shall be required to make appropriate arrangements with the Corporation or Subsidiary, as the case may be, for satisfaction of any federal, state or local taxes the Corporation or Subsidiary is required to withhold. The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to pay all or a portion of the federal, state or local withholding taxes arising in connection with an Award by electing to (i) have the Corporation withhold Shares, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, under each election such Shares having a Fair Market Value on the date specified in the rules adopted by the Committee equal to the amount to be withheld. The Corporation shall be under no obligation to issue Shares to the Participant unless the Participant has made the necessary arrangements for payment of the applicable withholding taxes.

14. No Right to Continued Employment.

Neither the establishment of the Plan nor the granting of an Award shall confer upon any Participant any right to continue in the employ of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate such employment at any time. No Award shall be deemed to be salary or compensation for the purpose of computing benefits under any employee benefit, pension or retirement plans of the Corporation or any of its Subsidiaries, unless the Compensation Committee shall determine otherwise.

15. Amendment and Termination of Plan.

The Board may amend the Plan from time to time. The Corporation shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws, regulations and rules of self-regulatory organizations. Unless sooner terminated as provided herein, the Plan shall terminate on the tenth anniversary of its original effective date. The Board may terminate this Plan at any time it deems advisable, except that Options, Restricted Stock and Stock Appreciation Rights granted under the Plan before its termination shall continue to be administered under the Plan until such Options and Stock Appreciation Rights are canceled, terminated, or are exercised and the Restricted Stock is canceled, vested or is forfeited.

16. Changes in Capitalization.

Subject to any required action by the stockholders, the number of Shares covered by each outstanding Award and the exercise price per each such Share subject to an Option or Stock Appreciation Right shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Corporation resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation.

If the Corporation merges or is consolidated with another corporation, whether or not the Corporation is a surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options remain outstanding under the Plan, (i) after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of that Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which that Option may be exercised; or (ii) if Options have not already become exercisable, the Compensation Committee may accelerate the exercise so that all Options, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Compensation Committee, shall be exercisable in full.

If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation (other than circumstances involving a mere change in the identity, form or place of organization of the Corporation), or if the Corporation is liquidated or dissolved, or sells or otherwise disposes of substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with the transaction for the continuance of the Plan and/or the assumption or substitution of Options with new options covering the stock of the successor corporation, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, then all outstanding Options shall be canceled as of the effective date of such merger, consolidation, liquidation, dissolution, or sale.

In the event of a change of all of the Corporation’s authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive.

Except as hereinbefore expressly provided in this Section 16, the Participant shall have no rights (i) by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or (ii) by reason of any dissolution, liquidation, merger, or consolidation, spin-off of assets or stock of another corporation, or any issue by the Corporation of shares of stock of any class, nor shall any of these actions affect, or cause an adjustment to be made with respect to, the number or price of Shares subject to any Option.

The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Corporation (i) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (ii) to merge or consolidate, (iii) to dissolve, liquidate, or sell or transfer all or any part of its business or assets or (iv) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Shares. If any action described in the preceding sentence results in a fractional Share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall only be entitled to the whole number of Shares resulting from such adjustment.

17. Governing Law.

The Plan and each Stock Option Agreement, Restricted Stock Agreement, Restricted Unit Agreement and Stock Appreciation Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

18. Effective Date of Amended Plan.

The 2004 amendment to the Plan shall be subject to approval by the shareholders of the Corporation at the Corporation’s 2004 Annual Meeting of Stockholders. In the event such stockholder approval is not received, the Plan as originally enacted shall remain in full force and effect.

PROXY

VENTIV HEALTH, INC.

200 Cottontail Lane

Vantage Court North

Somerset, New Jersey 08873

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eran Broshy and John R. Emery as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent to vote as designated on the reverse side of this card all of the shares of Common Stock of Ventiv Health, Inc. held of record by the undersigned on April 26, 2004 at the 2004 Annual Meeting of Stockholders to be held on June 16, 2004 or any adjournment or postponement thereof.

[TO BE SIGNED ON REVERSE SIDE.]

PLEASE RETAIN THIS ADMISSION TICKET

for the

Annual Meeting of Stockholders

of

VENTIV HEALTH, INC.

JUNE 16, 2004

3:00 P.M., EST

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING, WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

PRESENT THIS TICKET TO THE VENTIV HEALTH, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

Please Detach and Mail in the Envelope Provided

Proposal Number 1—Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below (except as marked to the contrary below): ☐	WITHHOLD AUTHORITY to vote for all nominees listed below: ☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominees: Daniel M. Snyder; Eran Broshy; Fred Drasner; A. Clayton Perfall; Donald Conklin; John R. Harris.

Proposal Number 2—Amend the Company 1999 Stock Incentive Plan to increase the shares available for issuance by 2.4 million shares and to permit the issuance of restricted stock units.

FOR  ☐                AGAINST  ☐                ABSTAIN  ☐

Proposal Number 3—Ratify appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

FOR  ☐                AGAINST  ☐                ABSTAIN  ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 and in the discretion of the proxies on such other business as may properly come before the 2004 Annual Meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Do you plan to attend the 2004 Annual Meeting? Yes  ☐        No  ☐

Signature                                             Signature                                             Dated             , 2004

IF HELD JOINTLY

Note:	Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.